UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):	March 14, 2005

(Exact name of registrant as specified in its charter)

Delaware	1-7724	39-0622040
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

10801 Corporate Drive, Pleasant Prairie, Wisconsin 53158-1603
(Address of principal executive offices)

Registrant's telephone number, including area code:  (262) 656-5200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[__]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[__]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[__]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[__]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement

        Effective as of March 14, 2005, Mr. Thomas J. Ward entered into the Company’s form of Restated Executive Agreement (the “Agreement”). The Agreement was attached as Exhibit 10(d) to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 30, 2002 and is incorporated herein by reference.

Item 5.02     Appointment and Departure of Principal Officers

        On March 14, 2005, Alan T. Biland was elected to the positions of Senior Vice President of Snap-on Incorporated (the “Company”) and President – Snap-on Tools Company LLC. Biland, age 46, was the Company’s Vice President – Chief Information Officer and President — Diagnostics and Information Group from June 2001 to March 2005 and the Company’s Vice President – Chief Information Officer from April 1998 to June 2001.

        Mr. Biland succeeds Michael F. Montemurro, who was previously Senior Vice President of Snap-on Incorporated and President – Snap-on Tools Company LLC. Mr. Montemurro will continue as a Senior Vice President of Snap-on Incorporated.

        Mr. Ward, age 52, was elected to the position of Vice President and President – Diagnostics and Information Group. Previously, he was the Company’s President – Worldwide Diagnostics from July 2001 to March 2005; Vice President of Diagnostics from February 2000 to July 2001; and Vice President of National Accounts from May 1998 to February 2000.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, Snap-on Incorporated has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SNAP-ON INCORPORATED
Date: March 18, 2005	By:	/s/ Susan F. Marrinan
Susan F. Marrinan, Vice President, Secretary and Chief Legal Officer

2